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                            SUPPLEMENT TO PROSPECTUS
                              DATED APRIL 5, 2000
                     500 SHARES OF KEYSTONE PROPERTY TRUST
                         COMMON STOCK $0.001 PAR VALUE


                           REGISTRATION NO. 333-92741
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     An aggregate of 500 shares of the Company's Common Stock were sold on
January 26, 2001 by James E. Marshall (the "selling security holder"), as follows: 500 shares were sold on January 26, 2001 at a price of $14.00 per share.

     All of the 500 shares of Common Stock described above were sold by the selling security holder. The selling security holder has resold or will resell such shares in the manner described under the "Method of Sale" section in the Prospectus of which this Supplement forms a part. Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.



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           The date of this Prospectus Supplement is February 5, 2001